Exhibit 10.5

Execution Version

FIRST AMENDMENT TO SECURITY DEPOSIT AGREEMENT

This FIRST AMENDMENT TO SECURITY DEPOSIT AGREEMENT (this “Amendment”) is entered into, as of June 19, 2009, by Cheniere LNG Holdings, LLC, a Delaware limited liability company (“Holdings”), The Bank Of New York Mellon, a New York banking corporation, in its capacity as agent, bank and securities intermediary for the secured parties (in such capacity, the “Depositary Agent”) and The Bank Of New York Mellon, a New York banking corporation, as collateral agent (in such capacity and together with its successors, the “Collateral Agent”).  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Depositary Agreement and the Credit Agreement (as each term is defined below).

Preliminary Statements

A.            Holdings has entered into that certain Security Deposit Agreement, dated as of August 15, 2008, by and among Holdings, the Depositary Agent and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Depositary Agreement”);

B.             Holdings has entered into that certain Credit Agreement, dated as of August 15, 2008, by and among Cheniere Common Units Holding, LLC (the “Borrower”), the Administrative Agent, certain affiliates of the Borrower signatory thereto and the lenders from time to time party thereto (the “Lenders”) (as amended by that certain First Amendment to Credit Agreement, dated as of September 15, 2008, Second Amendment to Credit Agreement, dated as of December 31, 2008, Third Amendment to Credit Agreement, dated as of April 3, 2009, Fourth Amendment to Credit Agreement, dated as of April 9, 2009, Amendment No. Four-A to Credit Agreement, dated as of April 27, 2009, and Amendment No. Four-B to Credit Agreement, dated as of April 28, 2009, as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

C.             Holdings has requested that the Depositary Agreement be amended as herein set forth; and

D.             Subject to certain conditions as set forth herein, the Depositary Agent, the Collateral Agent and the Lenders party hereto are willing to agree to such amendments relating to the Depositary Agreement.

NOW THEREFORE, in consideration of the premises and the agreements, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Depositary Agent, the Collateral Agent and the Required Lenders, hereby agree as follows:

1.	Amendments to Section 1.1 (Definitions). Section 1.1 of the Depositary Agreement is hereby amended by adding the following new definition in proper alphabetical sequence:

“First Amendment” shall mean that certain First Amendment to Depositary Agreement, dated as of June 19, 2009, among Holdings, the Depositary Agent, the Collateral Agent and the Required Lenders.

2.
Amendments to Section 3.1(b) (Disbursements from the TUA Reserve Account).  Section 3.1(b) of the Depositary Agreement is hereby amended by deleting clause (ii) thereof in its entirety and replacing it with the following new clause (ii):

“(ii)          At any time following the first date that the first full monthly payment under the Chevron TUA has been received, funds in the Account in excess of the amount required to make the next three monthly payments under the CMI TUA may be disbursed from the Account to pay distributions to Holdings or another Loan Party; provided that (i) no Event of Default has occurred and is continuing and (ii)(A) each time a disbursement from the Account is made pursuant to this Section 3.1(b)(ii), a duly completed and executed Withdrawal Certificate and Financial Officer’s Certificate has been delivered certifying that (1) no Event of Default has occurred and is continuing, (2) Section 4.08 of the Sabine Indenture does not prohibit the making of distributions by Sabine, (3) such Financial Officer has no knowledge of any circumstance or event that could reasonably be expected to cause Sabine not to be able to make a distribution during the calendar quarter immediately following the delivery of such certificate and (4) such Financial Officer has no knowledge of any circumstance or event that could reasonably be expected to cause CQP not to make a distribution during such following calendar quarter at least equal to the 42.5 cents per share on all common, subordinated and general partner units outstanding; and (B) in addition to the requirements of clause (ii)(A) of this proviso, each time a disbursement from the Account is made pursuant to this Section 3.1(b)(ii) on or prior to the release of the Distribution Funds (defined below) a duly completed and executed Withdrawal Certificate and Financial Officer’s Certificate has been delivered certifying that CQP has funds on deposit in the Distribution Reserve Account in an amount not less than $34,800,000 (the “Distribution Funds”), and that the Distribution Funds will be released and distributed to the TUA Reserve Account on or prior to August 14, 2009.”.

3.
Representations and Warranties.  Holdings hereby represents and warrants to the Collateral Agent, the Depositary Agent, and the Lenders (which representations and warranties shall survive the execution and delivery of this Amendment), as follows:

(a)
Absence of Defaults.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or Event of Default after giving effect to this Amendment.

(b)
Enforceability.  This Amendment has been duly executed and delivered by Holdings and constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)
Authorization, No Conflicts.  The execution, delivery and performance of this Amendment by Holdings (i) has been duly authorized by all requisite organizational action of Holdings and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, (2) any order of any Governmental Authority or arbitrator or (3) any provision of any indenture, agreement or other instrument to which Holdings is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings (other than Liens created under the Security Documents).

4.	Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of each the following conditions precedent:

(a)
Execution.  The Collateral Agent shall have received duly executed and delivered counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Required Lenders, the Depositary Agent and the Collateral Agent.

(b)	Representations and Warranties. The representations and warranties contained herein shall be true and correct in all respects.

(c)	Necessary Consents. Holdings shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

(d)	Fees. All fees and expense reimbursements payable by Holdings to the Collateral Agent and the Lenders for which invoices have been presented shall have been paid in full.

Notwithstanding anything to the contrary in this Amendment, each Lender by delivering its signature page to this Amendment shall be deemed to have acknowledged receipt of and consented to and approved the Amendment and each other document required to be approved by any Agent or any Lender, as applicable, on the date such Lender delivers its signature to this Amendment and the Collateral Agent shall be entitled to rely on such confirmation.

5.	Reference to and Effect Upon the Loan Documents.

(a)	Except as specifically set forth above, the Depositary Agreement and each other Loan Document shall remain in full force and effect and is hereby ratified and confirmed.

(b)
Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agents or any Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

(c)
Any reference in any Loan Document to the Depositary Agreement shall be a reference to the Depositary Agreement as modified by this Amendment, and any reference in any Loan Document to any other Loan Document shall be a reference to such referenced Loan Document as modified by this Amendment.

(d)	This Amendment is a Loan Document. The provisions of Section 6.3(b) and (c) of the Depositary Agreement shall apply with like effect to this Amendment and are incorporated herein by reference.

6.
Further Assurances.  Holdings hereby agrees to authorize, execute and deliver all additional instruments, certificates, financing statements, agreements or documents, and take all such actions as the Depositary Agent, the Collateral Agent or the Required Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Amendment.

7.
Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

9.
Counterparts.  This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form, and all of such counterparts taken together constitute one instrument.

10.
Severability.  In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

11.
WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

12.
Final Agreement of the Parties.  THIS AMENDMENT, THE DEPOSITARY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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CHENIERE LNG HOLDINGS, LLC
By:	/s/ Graham A. McArthur
Name: Graham A. McArthur
Title: Treasurer

Signature Page to First Amendment to Depositary Agreement

THE BANK OF NEW YORK MELLON, not individually but solely in its capacity as Depositary Agent and Collateral Agent
By:	/s/ Melinda Valentine
Name: Melinda Valentine
Title: Vice President

Signature Page to First Amendment to Depositary Agreement

The undersigned, as Lenders under the Credit Agreement, hereby consent and agree to the foregoing Amendment.

GSO SPECIAL SITUATIONS FUND LP, as a Lender

By: GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Chief Legal Officer

GSO COF FACILITY LLC, as a Lender

By: GSO Capital Partners LP, as Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Chief Legal Officer

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD, as a Lender

By: GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Chief Legal Officer

Signature Page to First Amendment to Depositary Agreement

GSO CREDIT OPPORTUNITIES FUND (HELIOS), L.P.

By: GSO Capital Partners LP, its Investment Manager

By:	/s/ George Fan
Name: George Fan
Title: Chief Legal Officer

BLACKSTONE DISTRESSED SECURITIES FUND L.P.,

By: Blackstone Distressed Securities Associates L.P., its general partner
By: Blackstone DD Associates L.L.C., its general partner

By:	/s/ George Fan
Name: George Fan
Title: Authorized Signatory

Signature Page to First Amendment to Depositary Agreement

SCORPION CAPITAL PARTNERS, LP,

By: Scorpion GP, LLC

By:	/s/ Kevin R. McCarthy
Name: Kevin R. McCarthy
Title: Manager

Signature Page to First Amendment to Depositary Agreement

INVESTMENT PARTNERS II (A), LLC

By: BAA Co-Investment Fund II (GenPar)
LLC, its managing member

By: BlackRock Alternative Advisors GP
Holdings, LLC, its sole member

By: BlackRock Financial Management,
Inc., its managing member

By:	/s/ Robert S. Ellsworth, Jr.
Name: Robert S. Ellsworth, Jr.
Title: Managing Director

By:	/s/ Marie M. Bender
Name: Marie M. Bender
Title: Managing Director

Signature Page to First Amendment to Depositary Agreement